UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

SMITHFIELD FOODS, INC.

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2009, Paul J. Fribourg advised Smithfield Foods, Inc. (the “Company”) of his resignation from the Company’s Board of Directors, effective immediately.  Mr. Fribourg was not a member of any of the committees of the Company’s Board of Directors.

Mr. Fribourg advised the Company that he resigned because he does not support the Company’s previously announced $250 million equity offering.  Mr. Fribourg is the Chairman, President and Chief Executive Officer of Continental Grain Company, which is the beneficial owner of approximately 8.8% of the Company’s common stock.  Mr. Fribourg further advised the Company that he did not believe that an equity offering of this magnitude was necessary at this time, given his confidence in the future performance of the Company and the attendant dilution of all shareholders.  Michael J. Zimmerman, Executive Vice President and Chief Financial Officer of Continental Grain Company, also submitted his resignation as an Advisory Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: September 15, 2009	/s/ Michael H. Cole
Michael H. Cole
Vice President, Chief Legal Officer and Secretary